CONTRACT TO PURCHASE REAL ESTATE

To: (Seller) Meridian Land Company of One 157 Center, Edwardsville IL 62025. The undersigned (Buyer) YTB, Inc. of ______ offers to purchase the following-described real estate situated in Madison, County, Illinois, commonly known as **600 Country Club View, Edwardsville IL 62025,** legally described as follows: Country Club View 3rd Addition, Lot 2 & Part Vac Street, #14-2-15-21-19-401-002 and to pay you therefor: "Execution of ~~625,000 warrant~~ 1,875,000 shares of YTB International" payable as follows: $0.00 as earnest money to be applied on the purchase price and the balance of $0.00 as follows:

(1) Cash at time of closing; or
(2) Buyer to assume existing mortgage/agreement for deed with an approximate principle balance of $______ with interest at the rate of ______% with monthly principle and interest payments of $______, balance in cash at time of closing; or
(3) Buyer and Seller to sign Agreement for Deed on a form mutually acceptable to Buyer and Seller with principle balance of $______ and interest at the rate of ______% for term of ____ years with monthly payments of $______ (or more) for principle and interest plus an amount each month equal to ½ of taxes and insurance, balance in cash at time of closing, which agreement shall be assignable by Buyer, provided Buyer gives Seller 30 days written notice thereof prior to the said assignment is take place which shall include the full names and addresses of the assignees and a statement that Buyer recognizes Buyer to still remains liable; or
(4) Other ______

THIS OFFER IS CONTINGENT UPON THE ABILITY OF BUYER TO:

~~(A) Obtain (FHA VA Conventional) mortgage loan of not less than $______ due in not less than ______ years with interest at not more than ______% and with a firm commitment to be obtained by or for Buyer or this contingency removed within ______ days of the acceptance of this Offer. Seller shall not be required to incur additional expense by reason of FHA or VA inspections unless otherwise provided herein. Loan discount, if any, to be paid by Seller not to exceed %. Buyer shall make all efforts that are reasonably possible to obtain said loan. TERMS UNSPECIFIED~~

~~(B) Sell (or complete sale of) property which Buyer now has an interest in located at ______ for not less than $ or such amounts is acceptable on or before ______. However, the Seller reserves the right to accept an acceptable offer from another source; provided purchaser has first option and will be given ______ hours notice in writing in which to eliminate this contingency~~

~~(C) Other Contingency:~~ ______

~~STRIKE OUT EVERYTHING ABOVE WHICH DOES NOT APPLY~~

If any contingency cannot be carried out, this Offer shall become void and all money paid or obligations given by Buyer shall be returned to him.

This transaction shall be closed on or before ~~7-19-07~~ 9-1-07. Seller shall deliver possession on or before day of closing (buyer currently occupies a portion of property under a Commercial Lease Agreement, the balance of the building is leased to various tenants).

All prorations including ~~rents~~, general taxes, utilities, water, fuel oil, and sanitary use fees, shall be made as of December 31,2006, with tax prorations based upon latest available information. All outstanding installments of special assessments shall be paid by Seller at time of closing.

The earnest money shall be held in escrow by NA for the mutual benefit of the parties, and shall be disbursed according to the terms of this offer.

Seller warrants that he owns and hereby sells all fixtures and equipment on and attached to the premises (and that all mechanical equipment and systems are in normal operating condition as of date of possession) including ~~kitchen stove~~, furnace, water heater, ~~laundry tubs, storms and screens, shades and rods, TV attenna~~, carpeting, and Commercial Building – tenants own personal property within their respective suites.

Seller warrants there are no rented fixtures or equipment except NA.

Seller to furnish at his expense (preliminary title guarantee report in the amount of the purchase price) or (abstract continued to current date).

ALL PROVISIONS PRINTED ON THE REVERSE SIDE ARE HEREBY MADE A PART OF THIS AGREEMENT UNLESS STRICKEN OUT WITH THE STRIKEOUTS INITIALED BY ALL PARTIES, AND MODIFIED ONLY AS INITIALED BY ALL PARTIES. 3rd August August 3rd

Dated this 10 day of ~~July~~, 2007 and to be accepted on or before ~~July 12,~~ 2007

THIS CONTRACT REPRESENTS THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND IS A BINDING LEGAL DOCUMENT FOR THE SALE OF THE ABOVE PROPERTY.

YTB International, Inc
By [signature] (Buyer) ______ (Buyer)

Accepted this ~~12th~~ 3rd day of ~~July~~ August 2007

______ (Seller) [signature] by Linda Brunsworth his attny-in-fact (Seller)

The undersigned acknowledges receipt of the earnest money. (Cash, Check, Note)

______ (Escrowee)

FOLLOWING ARE A PART OF THIS AGREEMENT UNLESS STRICKEN OUT AND STRIKEOUTS ARE INITIALED:

1. Upon acceptance of this contract seller shall furnish merchantable title subject only to the following:
   1. Existing leases and tenancies;
   2. All taxes and special assessments levied or confirmed after the date of closing;
   3. Building and building line, use and occupancy restrictions conditions and covenants of record, provided the same are not violated by the existing improvements or the present use thereof and do not contain a reverter or right of re-entry;
   4. Zoning laws and ordinances of which there are no violations;
   5. Easements for the use of public utilities, if any;
   6. Roads and highways;
   7. Drainage ditches, feeders and laterals, if any.

2. The Buyer or his attorney shall within ten days after receiving such title evidence, deliver to the seller or his agent (together with such evidence) a memorandum in writing, specifying the objections he makes to the title. In case material defects found in said title are not cured within twenty (20) days after such notice thereof, this contract shall, at the buyers option, be void, and earnest money shall be returned, notice of such election to be given to seller. The Buyer may nevertheless elect to take such title as it then is, and may deduct from the purchase price the amounts of liens or encumbrances, and in such election, within ten days after the expiration of the twenty (20) days, and tendered performance hereof on his part, and if no such notice of election is given, the buyer shall have no further rights under this contract. Compliance with the provisions of this paragraph shall extend closing date until the expiration of the time periods as provided herein.

3. If prior to delivery of deed the improvements on the premises shall be destroyed or materially damaged by fire or other casualty, buyer shall have the option of declaring this contract null and void and receiving a refund of the earnest money paid, or of accepting the premises as damaged or destroyed, together with the proceeds of any insurance payable as a result of the destruction or damage, which proceeds the seller agrees to assign to the buyer.

4. Should the buyer fail to perform this contract promptly on his part, at the time and in the manner herein specified, the earnest money shall, at the option of the seller, be forfeited by the buyer as liquidated damages, and this contract shall become and be null and void, and the seller shall then have the right to possession of the premises. Time is of essence of this contract, and of all the terms and conditions hereof. In the event seller does not elect to accept forfeiture of earnest money he shall be entitled to exercise all other legal remedies available to him under Illinois law.

5. At closing seller shall convey the property to buyer or whomever buyer may direct by warranty deed releasing homestead or such other appropriate deed as required. At the same time the remainder of the purchase price or any further part of it then due shall be paid and all documents relative to the transaction shall be signed and delivered. Buyer shall pay expenses of assuming indebtedness.

~~6. Real estate commission to be paid by seller in accordance with the conditions of the Listing Agreement unless otherwise agreed, but if the sale is not completed, and the earnest money is forfeited, such earnest money shall be first applied to the payment of expenses incurred for the seller by this agent and the balance, if any, shall be divided equally between seller and broker.~~

7. FHA (if applicable). It is expressly agreed that, notwithstanding any other provisions of this contract, the purchaser shall not be obligated to complete the purchase of the property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise unless the seller has delivered to the purchaser a written statement issued by the Federal Housing Commissioner setting forth the appraised value of the property for mortgage insurance purposes of not less than $_________ (purchase price), which statement the seller hereby agrees to deliver to the purchaser promptly after such appraised value statement is made available to the seller.

The purchaser shall, however, have the privilege and option of proceeding with the consummation of this contract without regard to the amount of the appraised valuations made by the Federal Housing Commissioner.

8. VA (if applicable). If is expressly agreed that, notwithstanding any other provisions of this contract, the purchaser shall not incur any penalty by forfeiture of earnest money or otherwise be obligated to complete the purchase of the property described herein, if the contract purchase price or cost exceeds the reasonable value of the property established by the Veterans Administration. The purchaser shall, however, have the privilege and option of proceeding with the consummation of this contract without regard to the amount of the reasonable value established by the Veterans Administration.

9. The singular shall include the plural, wherever appropriate, and the masculine shall include feminine and neuter.

10. Parties agree to comply with the provisions of the Real Estate Settlement Procedures Act (RESPA)

11. Buyer will honor all existing lease agreements currently in place on the building.

12. Seller has executed their ~~625,000~~ 1,875,000 warrants per the Commercial Lease Agreement.

13. Seller is given 15 months following receipt of the Warrant shares to clear all encumbrances from the property conveyed.

14. Seller will transfer title immediately to TYB International encumbered only by the existing mortgage to 1st Mid-Illinois Bank in the amount of ~~$1,960,459.04.~~ $1,996,416

15. Seller cannot further encumber the property.

16. The Commercial Lease for Suite 5 will terminate as YTB, International is the owner of the property.

17. All rents for suites 1, 2, 3 & 4 will be maintained by Meridian Land. until the mortgage is paid in full

18. Meridian Land will make all mortgage payments on the building until the mortgage is paid in full.